EXHIBIT 3.2
                                                              -----------


                                  AMENDMENT

                                     TO

                              DELAWARE BY-LAWS

                                     OF

                           NEWELL RUBBERMAID INC.


                              AMENDMENT NO. 14

                    (Article III, Section 3.2, as amended
                by the Board of Directors on January 5, 2001)

        Section 3.2 of the By-Laws has been amended to change the number of directors of the Company from ten to eleven and now shall read as follows:

                                 ARTICLE III

                                  DIRECTORS
                                  ---------

             3.2 NUMBER, TENURE AND QUALIFICATION. The number of directors of the Corporation shall be eleven, and the term of office of each director shall be as set forth in the Restated Certificate of Incorporation, as amended. A director may resign at any time upon written notice to the Corporation.





                                   BY-LAWS

                                     OF

                           NEWELL RUBBERMAID INC.

                          (a Delaware corporation)
                        (as amended January 5, 2001)

                                  ARTICLE I

                                   OFFICES
                                   -------

        1.1 REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located in the City of Dover and County of Kent. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or the business of the Corporation may require from time to time.

        1.2 PRINCIPAL OFFICE IN ILLINOIS. The principal office of the Corporation in the State of Illinois shall be located in the City of Freeport and County of Stephenson.

                                 ARTICLE II

                                STOCKHOLDERS
                                ------------

        2.1 ANNUAL MEETING. The annual meeting of stockholders shall beheld each year at such time and date as the Board of Directors may designate prior to the giving of notice of such meeting, but if no such designation is made, then the annual meeting of stock holders shall be held on the second Wednesday in May of each year for the election of directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

        2.2 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman, by the Board of Directors or by the President.

        2.3 PLACE OF MEETING. The Board of Directors may designate anyplace, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Illinois.

        2.4 NOTICE OF MEETING. Written notice stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation of the Corporation requiring stockholder approval or a sale, lease or exchange of substantially all of the Corporation's property and assets, not less than twenty nor more than sixty days before the date of meeting, to each stockholder of record entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days, or unless, after adjournment, a new record date is fixed for the adjourned meeting, in either of which cases notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        2.5 FIXING OF RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent (to the extent permitted, if permitted) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

        2.6 VOTING LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name, which list, for a period of ten days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to the examination of any stockholder, for any purpose germane to the meeting, at any time during ordinary business hours. Such lists shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders entitled to vote, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

        2.7 QUORUM. The holders of shares of stock of the Corporation entitled to cast a majority of the total votes that all of the outstanding shares of stock of the Corporation would be entitled to cast at the meeting, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, that if less than a majority of the outstanding shares of capital stock are represented at said meeting, a majority of the shares of capital stock so represented may adjourn the meeting. If a quorum is present, the affirmative vote of a majority of the votes entitled to be cast by the holders of shares of capital stock represented at the meeting shall be the act of the stockholders, unless a different number of votes is required by the General Corporation Law, the Certificate of Incorporation or these By-Laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

        2.8 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to the foregoing sentence, a stockholder may validly grant such authority (i) by executing a writing authorizing another person or persons to act for such stockholder as proxy or (ii) by authorizing another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder, or by any other means permitted under the Delaware General Corporation Law.

        2.9 VOTING OF STOCK. Each stockholder shall be entitled to such vote as shall be provided in the Certificate of Incorporation, or, absent provision therein fixing or denying voting rights, shall be entitled to one vote per share with respect to each matter submitted to a vote of stockholders.

        2.10 VOTING OF STOCK BY CERTAIN HOLDERS. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon. Stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the charter or by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes, but shares of its capital stock held by the Corporation in a fiduciary capacity may be voted by it and counted for quorum purposes.

        2.11 VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

                                 ARTICLE III

                                  DIRECTORS
                                  ---------

        3.1 GENERAL POWERS. The business of the Corporation shall be managed by its Board of Directors.

        3.2 NUMBER, TENURE AND QUALIFICATION. The number of directors of the Corporation shall be eleven, and the term of office of each director shall be as set forth in the Restated Certificate of Incorporation, as amended. A director may resign at any time upon written notice to the Corporation. Directors need not be stockholders of the Corporation.

        3.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

        3.4  SPECIAL MEETINGS.  Special meetings of the Board of
   Directors may be called by or at the request of the Chief Executive

   Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by him or them.

        3.5 NOTICE. Notice of any special meeting of directors, unless waived, shall be given, in accordance with Section 3.6 of the By-Laws, in person, by mail, by telegram or cable, by telephone, or by any other means that reasonably may be expected to provide similar notice. Notice by mail and, except in emergency situations as described below, notice by any other means, shall be given at least two (2) days before the meeting. For purposes of dealing with an emergency situation, as conclusively determined by the director(s) or officer(s) calling the meeting, notice may be given in person, by telegram or cable, by telephone, or by any other means that reasonably may be expected to provide similar notice, not less than two hours prior to the meeting. If the secretary shall fail or refuse to give such notice, then the notice may be given by the officer(s) or director(s) calling the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present at the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, and no notice of a meeting shall be required to be given to any director who shall attend such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        3.6 NOTICE TO DIRECTORS. If notice to a director is given by mail, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, addressed to the director at his address as it appears on the records of the Corporation. If notice to a director is given by telegram, cable or other means that provide written notice, such notice shall be deemed to have been given when delivered to any authorized transmission company, with charges prepaid, addressed to the director at his address as it appears on the records of the Corporation. If notice to a director is given by telephone, wireless, or other means of voice transmission, such notice shall be deemed to have been given when such notice has been transmitted by telephone, wireless or such other means to such number or call designation as may appear on the records of the Corporation for such director.

        3.7 QUORUM. Except as otherwise required by the General Corporation Law or by the Certificate of Incorporation, a majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof.

        3.8 MANNER OF ACTING. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        3.9 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        3.10 VACANCIES. Vacancies on the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office or other cause shall be filled in accordance with the provisions of the Certificate of Incorporation.

        3.11 COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise. The directors maybe paid their expenses, if any, of attendance at each meeting of the Board and at each meeting of any committee of the Board of which they are members in such manner as the Board of Directors may from time to time determine.

        3.12 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors or at a meeting of any committee of the Board at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within 24 hours after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        3.13 COMMITTEES. By resolution passed by a majority of the whole Board, the Board of Directors may designate one or more committees, each such committee to consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. Any such committee, to the extent provided in the resolution or in these

   By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

        3.14 CHAIRMAN AND VICE CHAIRMEN. The Board of Directors may from time to time designate from among its members a Chairman of the Board and one or more Vice Chairmen. The Chairman shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer and the President and Chief Operating Officer, and, in their absence, a Vice Chairman (with the longest tenure as Vice Chairman), shall preside at all meetings of the Board of Directors. The Chairman and each of the Vice Chairmen shall have such other responsibilities as may from time to time be assigned to each of them by the Board of Directors.

                                 ARTICLE IV

                                  OFFICERS
                                  --------

        4.1 NUMBER. The officers of the Corporation shall be a Chief Executive Officer, a President and Chief Operating Officer, one or more Group Presidents (the number thereof to be determined by the Board of Directors), one or more vice presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected by the Board of Directors.

        4.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. New offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor is elected and has qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Election of an officer shall not of itself create contract rights, except as may otherwise be provided by the General Corporation Law, the Certificate of Incorporation or these By-Laws.

        4.3 REMOVAL. Any officer elected by the Board of Directors maybe removed by the Board of Directors whenever in its judgement the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        4.4 VACANCIES. A vacancy in any office occurring because of death, resignation, removal or otherwise, may be filled by the Board of Directors.

        4.5  [INTENTIONALLY OMITTED.]

        4.6 THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal executive officer of the Corporation. Subject only to the Board of Directors, he shall be in charge of the business of the Corporation; he shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he shall discharge all duties incident to the office of the chief executive officer of the Corporation and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. The Chief Executive Officer shall have authority to vote or to refrain from voting any and all shares of capital stock of any other corporation standing in the name of the Corporation, by the execution of a written proxy, the execution of a written ballot, the execution of a written consent or otherwise, and, in respect to any meeting of the stockholders of such other corporation, and, on behalf of the Corporation, may waive any notice of the calling of any such meeting. The Chief Executive Officer or, in his absence, the President and Chief Operating Officer, the Vice President-Finance, the Vice President-Controller, the Treasurer or such other person as the Board of Directors or one of the preceding named officers shall designate, shall call any meeting of the stockholders of the Corporation to order and shall act as chairman of such meeting. In the event that no one of the Chief Executive Officer, the President and Chief Operating Officer, the Vice President-Finance, the Vice President-Controller, the Treasurer or a person designated by the Board of Directors or by one of the preceding named officers, is present, the meeting shall not be called to order until such time as there shall be present the Chief Executive Officer, the President and Chief Operating Officer, the Vice President-Finance, the Vice President-Controller, the Treasurer or a person designated by the Board of Directors or by one of the preceding named officers. The chairman of any meeting of the stockholders of this Corporation shall have plenary power to set the agenda, determine the procedure and rules of order, and make definitive rulings at meetings of the stockholders. The Secretary or an Assistant Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in the absence of the Secretary or an Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

        4.7 THE PRESIDENT AND CHIEF OPERATING OFFICER. The President and Chief Operating Officer shall be the principal operating officer of the Corporation and, subject only to the Board of Directors and to the Chief Executive Officer, he shall have the general authority over and general management and control of the property, business and affairs of the Corporation. In general, he shall discharge all duties incident to the office of the principal operating officer of the Corporation and such other duties as may be prescribed by the Board of Directors and the Chief Executive Officer from time to time. In the absence of the Chairman of the Board and the Chief Executive Officer, the President and Chief Operating Officer shall preside at all meetings of the Board of Directors. In the absence of the Chief Executive Officer or in the event of his disability, or inability to act, or to continue to act, the President and Chief Operating Officer shall perform the duties of the Chief Executive Officer, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the office of Chief Executive Officer. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws, he may execute for the Corporation certificates for its shares (the issue of which shall have been authorized by the Board of Directors), and any contracts, deeds, mortgages, bonds, or other instruments that the Board of Directors has authorized, and he may (without previous authorization by the Board of Directors) execute such contracts and other instruments as the conduct of the Corporation's business in its ordinary course requires, and he may accomplish such execution in each case either individually or with the Secretary, any Assistant Secretary, or any other officer there unto authorized by the Board of Directors, according to the requirements of the form of the instrument. The President and Chief Operating Officer shall have authority to vote or to refrain from voting any and all shares of capital stock of any other corporation standing in the name of the Corporation, by the execution of a written proxy, the execution of a written ballot, the execution of a written consent or otherwise, and, in respect of any meeting of stockholders of such other corporation, and, on behalf of the Corporation, may waive any notice of the calling of any such meeting.

        4.8 THE GROUP PRESIDENTS. Each of the Group Presidents shall have general authority over and general management and control of the property, business and affairs of certain businesses of the corporation. Each of the Group Presidents shall report to the President and Chief Operating Officer or such other officer as may be determined by the Board of Directors or the President and Chief Operating Officer and shall have such other duties and responsibilities as may be assigned to him by the President and Chief Operating Officer and the Board of Directors from time to time.

        4.9 THE VICE PRESIDENTS. Each of the Vice Presidents shall report to the President and Chief Operating Officer or such other officer as may be determined by the Board of Directors or the President and Chief Operating Officer. Each Vice President shall have such duties and responsibilities as from time to time may be assigned to him by the President and Chief Operating Officer and the Board of Directors.

        4.10 THE TREASURER. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; (ii) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President and Chief Operating Officer or the Board of Directors. In the absence of the Treasurer, or in the event of his incapacity or refusal to act, or at the direction of the Treasurer, any Assistant Treasurer may perform the duties of the Treasurer.

        4.11 THE SECRETARY. The Secretary shall: (i) record all of the proceedings of the meetings of the stockholders and Board of Directors in one or more books kept for the purpose; (ii) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares of capital stock prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with he provisions of these By-Laws; (iv) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (v) have general charge of the stock transfer books of the Corporation and (vi) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President and Chief Operating Officer or the Board of Directors. In the absence of the Secretary, or in the event of his incapacity or refusal to act, or at the direction of the Secretary, any Assistant Secretary may perform the duties of Secretary.

                                  ARTICLE V

                    CONTRACTS, LOANS, CHECKS AND DEPOSITS
                    -------------------------------------

        5.1 CONTRACTS. Except as otherwise determined by the Board of Directors or provided in these By-Laws, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the Chief Executive Officer, the President and Chief Operating

   Officer, or any Vice President so authorized by the Board of Directors.

        5.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

        5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        5.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                 ARTICLE VI

                         CERTIFICATES FOR SHARES OF
                      CAPITAL STOCK AND THEIR TRANSFER
                      --------------------------------

        6.1 SHARE OWNERSHIP; TRANSFERS OF STOCK. Shares of the capital stock of the Corporation may be certificated or uncertificated.
   Owners of shares of the capital stock of the Corporation shall be recorded in the books of the Corporation and ownership of such shares shall be evidenced by a certificate or book entry notation in the books of the Corporation. If shares are represented by certificates, such certificates shall be in such form as may be determined by the Board of Directors. Certificates shall be signed by the Chief Executive Officer or the President and Chief Operating Officer or any Vice President and by the Treasurer or the Secretary or an Assistant Secretary. If any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for shares of capital stock shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Each certificate surrendered to the Corporation for transfer shall be cancelled and no new certificate or other evidence of new shares shall be issued until the former certificate for alike number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new certificate or other evidence of new shares may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. Uncertificated shares shall be transferred in the books of the Corporation upon the written instruction originated by the appropriate person to transfer the shares.

        6.2 TRANSFER AGENTS AND REGISTERS. The Board of Directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all certificates for shares of capital stock of the Corporation to bear the signature of a transfer agent and a registrar of transfers. The Board of Directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

                                 ARTICLE VII

                        LIABILITY AND INDEMNIFICATION
                        -----------------------------

        7.1  LIMITED LIABILITY OF DIRECTORS.

        (a) No person who was or is a director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Corporation or its stockholders; (ii) for acts of omissions not in good faith or that involve intentional misconduct or known violation of law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after the effective date of the By-Law to further eliminate or limit, or to the effective date of this By-Law to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of a director to this Corporation or its stockholders shall be eliminated or limited to the full extent permitted by the General Corporation Law, as so amended. For purposes of this By-Law, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the request of this Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to this Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor, or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

        (b) Any repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall not adversely affect the elimination or limitation of the personal liability of a director for any act or omission occurring prior to the effective date of such repeal or modification. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this By-Law.

        7.2 LITIGATION BROUGHT BY THIRD PARTIES. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative(other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation; or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and other expenses (including attorneys' fees) ("Expenses"), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal thereof if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. For purposes of this By-Law, "serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise" shall include any service by a director or officer of the Corporation as a director, officer, employee, agent or fiduciary of such other corporation, partnership, joint venture trust or other enterprise, or with respect to any employee benefit plan (or its participants or beneficiaries) of the Corporation or any such other enterprise.

        7.3 LITIGATION BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against Expenses actually and reasonably incurred by him in connection with the investigation, defense or settlement of such action or suit and any appeal thereof if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses as the Court of Chancery of Delaware or such other court shall deem proper.

        7.4 SUCCESSFUL DEFENSE. To the extent that any person referred to in section 7.2 or 7.3 of these By-Laws has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

        7.5  DETERMINATION OF CONDUCT.  Any indemnification under section
   7.2 or 7.3 of these By-Laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in section 7.2 or 7.3. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum (as defined in these By-laws) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

        7.6 ADVANCE PAYMENT. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding and any appeal upon receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the is not entitled to be indemnified by the Corporation.

        7.7 DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. The determination of the entitlement of any person to indemnification under section 7.2, 7.3 or 7.4 or to advancement of Expenses under section 7.6 of these By-Laws shall be made promptly, and in any event within 60 days after the Corporation has received a written request for payment from or on behalf of a director or officer and payment of amounts due under such sections shall be made immediately after such determination. If no disposition of such request is made within said 60 days or if payment has not been made within 10 days thereafter, or if such request is rejected, the right to indemnification or advancement of Expenses provided by this By-Law shall be enforceable by or on behalf of the director or officer in any court of competent jurisdiction. In addition to the other amounts due under this By-Law, Expenses incurred by or on behalf of a director or officer in successfully establishing his right to indemnification or advancement of Expenses, in whole or in part, in any such action (or settlement thereof) shall be paid by the Corporation.

        7.8 BY-LAWS NOT EXCLUSIVE: CHANGE IN LAW. The indemnification and advancement of Expenses provided by these By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under any law (common or statutory), the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, or while employed by or acting as a director or officer of the Corporation or as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding the provisions of these By-Laws, the Corporation shall indemnify or make advancement of Expenses to any person referred to in section 7.2 or
   7.3 of this By-Law to the full extent permitted under the laws of Delaware and any other applicable laws, as they now exist or as they may be amended in the future.

        7.9 CONTRACT RIGHTS. All rights to indemnification and advancement of Expenses provided by these By-Laws shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves, served or has agreed to serve in such capacity, or at the request of the Corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise, at any time while these By-Laws and the relevant provisions of the General Corporation Law or other applicable law, if any, are in effect. Any repeal or modification of these By-Laws, or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable law, shall not in anyway diminish any rights to indemnification of or advancement of Expenses to such director or officer or the obligations of the Corporation.

        7.10 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-Laws.

        7.11 INDEMNIFICATION OF EMPLOYEES OR AGENTS. The Board of Directors may, by resolution, extend the provisions of these By-Laws pertaining to indemnification and advancement of Expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee, agent or fiduciary of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or fiduciary of another Corporation, partnership, joint venture, trust or other enterprise or with respect to any employee benefit plan (or its participants or beneficiaries) of the Corporation or any such other enterprise.

                                ARTICLE VIII

                                 FISCAL YEAR
                                 -----------

        8.1 The fiscal year of the Corporation shall end on the thirty-first day of December in each year.

                                 ARTICLE IX

                                  DIVIDENDS
                                  ---------

        9.1 The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.


                                  ARTICLE X

                                    SEAL
                                    ----

        10.1 The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware."

                                 ARTICLE XI

                              WAIVER OF NOTICE

                              ----------------

        11.1 Whenever any notice whatever is required to be given under any provision of these By-Laws or of the Certificate of Incorporation or of the General Corporation Law, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                                 ARTICLE XII

                                 AMENDMENTS
                                 ----------

        12.1 These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors of the Corporation by a majority of the whole Board of Directors.